Exhibit 99.1

National & Retail Trades and First Call

For release: August 7, 2008 at 8:30 AM (EDT)

KOHL'S CORPORATION REPORTS JULY COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – August 7, 2008 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the four-week month ended August 2, 2008 decreased 2.4 percent from the four-week month ended August 4, 2007. On a comparable store basis, sales decreased 10.4 percent.

Total year-to-date sales were up 2.6 percent over the comparable prior year period.  On a comparable store basis, year-to-date sales decreased 5.6 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, commented, “July was a month driven by clearance sales of spring and summer merchandise.   Our inventory levels in these clearance and transitional categories were significantly lower than last year, affecting sales results, but leading to improved gross margins.  We enter the fall season well-positioned and able to react quickly to any improvement in sales trends.”

The Company is comfortable with the current First Call consensus earnings of $0.73 per diluted share for the second fiscal quarter.

July Sales Summary
($ in millions)

	Fiscal Period Ended		% Change This Year
	August 2,	August 4,	All	Comp
	2008	2007	Stores	Stores
Month	$ 1,027.2	$ 1,052.1	-2.4%	-10.4%
Quarter	3,725.5	3,589.2	3.8	-4.6
Year-to-date	7,349.7	7,161.3	2.6	-5.6

On August 2, 2008, the Company operated 957 stores in 47 states, compared to 834 in 46 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:30 AM EDT on Thursday, August 7, until 8:30 PM EDT on Friday, August 8.  The toll-free, dial-in number for the replay is (888) 360-2596. (No pass code is required.)

The Company will be reporting August sales results on Wednesday, September 3, at 8:30 AM EDT due to its participation in the Goldman Sachs Conference that day.

Fifteenth Annual Global Retailing Conference

Larry Montgomery will be presenting on Wednesday, September 3 at 9:30 AM EDT at the 15th Annual Global Retailing Conference being held at Marriott Marquis in New York City.

Second Quarter Earnings Release

Kohl’s Corporation will release its second quarter earnings report on August 14, 2008, at 4:00 PM EDT. Investors will have an opportunity to listen to the second quarter earnings conference call at 5:00 PM EDT on August 14 by dialing (706) 902-0486, using Conference ID 59085778.  A replay of the call will also be accessible beginning at 6 PM EDT on August 14, and continuing through September 15, 2008. To listen to the replay, dial (706) 645-9291, and use Conference ID 59085778.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohls.com / Investor Relations / Event Calendar. (Click on August 14.) To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=60706&eventID=1919248 (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.) at least ten minutes prior to the call to download and install any necessary audio software.  The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 957 stores in 47 states and will celebrate the opening of its 1,000th store in the fall. A company committed to the communities it serves, Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program.  For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464